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                                                                    Exhibit 23.1


Exhibit 23.1      Consent of Stegman & Company



                                Stegman & Company

To:      Board of Directors of View Systems Inc.

         We hereby consent to the inclusion in amended Form SB-2 of our report dated March 24, 2000, related to the financial statements of View Systems, Inc. and Subsidiaries for the years ended December 31, 1999, and 1998.

                                /s/ Stegman and Company


Baltimore, Maryland
April 24, 2000





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